   As filed with the Securities and Exchange Commission on January 31, 2000

                                         Registration No. 333-_________________

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                            -----------------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933

                            -----------------------

                                SEQUENOM, INC.
            (Exact name of registrant as specified in its charter)

            Delaware                                   77-0365889
  (State or other jurisdiction              (IRS Employer Identification No.)
of incorporation or organization)

            11555 Sorrento Valley Road, San Diego, California 92121
              (Address of principal executive offices) (Zip Code)

                           ------------------------

                                SEQUENOM, INC.
                           1999 STOCK INCENTIVE PLAN
                       1999 EMPLOYEE STOCK PURCHASE PLAN
                           (Full title of the Plans)

                            -----------------------

                               Mr. Hubert Koster
                     President and Chief Executive Officer
                                Sequenom, Inc.
                          11555 Sorrento Valley Road
                         San Diego, California  92121
                    (Name and address of agent for service)
                                (858) 350-0345
         (Telephone number, including area code, of agent for service)

                           ------------------------

                        CALCULATION OF REGISTRATION FEE

==================================================================================================================================
                                               Amount               Proposed                   Proposed              Amount of
    Title of Securities                        to be           Maximum Offering          Maximum Aggregate         Registration
     to Be Registered                      Registered(1)        Price per Share            Offering Price              Fee
     ----------------                      -------------        ---------------            --------------              ---
1999 Stock Incentive Plan
-------------------------
Common Stock                             1,199,425  shares           $ 1.86(2)              $    2,230,930(2)         $  589
Common Stock                               971,000  shares           $25.00(3)              $   24,275,000(3)         $6,409

1999 Employee Stock Purchase Plan
---------------------------------
Common Stock                               250,000  shares           $25.00(3)              $    6,250,000(3)         $1,650

                                                                                        Aggregate Amount of
                                                                                        Registration Fee              $8,648
==================================================================================================================================

(1) This Registration Statement shall also cover any additional shares of Registrant's common stock which become issuable under the 1999 Stock Incentive Plan and the 1999 Employee Stock Purchase Plan with respect to the securities registered hereunder by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of common stock.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, and, as to the 1,199,425 shares of common stock purchasable upon exercise of outstanding options, based upon the average price at which such options may be exercised.

(3) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, and, as to the remaining 971,000 shares of common stock issuable upon exercise of options reserved for issuance and the 250,000 shares of common stock reserved for purchase pursuant to the 1999 Employee Stock Purchase Plan, based upon the fair market value per share of the Registrant's common stock on January 27, 2000, as determined by the Registrant's Board of Directors.

                                    PART I
                          INFORMATION REQUIRED IN THE
                           SECTION 10(a) PROSPECTUS

Item 1.   Plan Information

          Information required by Part I of Form S-8 to be contained in the
Section 10(a) prospectus is omitted from this registration statement in accordance with Rule 428 under the Securities Act of 1933, as amended ("Securities Act"), and the Note to Part I of Form S-8.

Item 2.   Registration Information and Employee Plan Annual Information.

          Information required by Part I of Form S-8 to be contained in the
Section 10(a) prospectus is omitted from this registration statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.



                                    PART II

              Information Required in the Registration Statement

Item 3.   Incorporation of Documents by Reference

          Sequenom, Inc. incorporates by reference into this Registration Statement the following documents previously filed with the SEC:

     (a) Our Registration Statement No. 333-91665 on Form S-1 filed with the SEC on November 24, 1999, together with the amendments filed with the SEC on December 7, 1999, January 3, 2000, January 6, 2000, January 24, 2000 and January 27, 2000.

     (b)  None.

     (c) Our Registration Statement No. 000-29101 on Form 8-A filed with the SEC on January 25, 2000, in which we describe the terms, rights and provisions applicable to our outstanding common stock.

          All reports and definitive proxy or information statements filed under
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered under this Registration Statement have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part of this Registration Statement from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any subsequently filed document which also is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities

              Not applicable.

Item 5.  Interests of Named Experts and Counsel

     The validity of the shares of common offered hereby will be passed upon for us by Brobeck, Phleger & Harrison LLP, San Diego, California.

Item 6.  Indemnification of Directors and Officers

     Our certificate provides that, except to the extent prohibited by Delaware law, our directors shall not be personally liable to us or our stockholders for monetary damages for breach of their fiduciary duty as directors. Under Delaware law, the directors have a fiduciary duty to us which is not eliminated by this provision of our certificate and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available. In addition, each director will continue to be subject to liability under Delaware law for breach of their duty of loyalty to us or our stockholders; for acts or omissions which are found by a court of competent jurisdiction to be not in good faith or which involve intentional misconduct or knowing violations of law; for actions leading to improper personal benefit to the director; and for payment of dividends or approval of stock repurchases or redemptions that are prohibited by Delaware law. This provision also does not affect the directors' responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

     Section 145 of the Delaware General Corporation Law allows a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers, provided that the indemnification does not eliminate or limit the liability of a director for the following:

     .  any breach of the director's duty of loyalty to us or our stockholders;

     . acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

     . unlawful payments of dividends or unlawful stock purchases or redemptions; and

     . any transaction from which the director derived an improper personal benefit.

     Delaware law further provides that the permitted indemnification shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under our bylaws, any agreement, a vote of stockholders or otherwise. Our certificate eliminates the personal liability of directors to the fullest extent permitted by Delaware law. In addition, our certificate provides that we may fully indemnify any person through bylaw provisions, agreements with such person, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the Delaware General Corporation Law, subject only to limits created by applicable Delaware law (statutory or non-statutory), with respect to action for breach of duty to us, our stockholders or others.

     We have also entered into agreements to indemnify our directors and executive officers, in addition to the indemnification provided for in our bylaws. We believe that these provisions and agreements are necessary to attract and retain qualified directors and executive officers. Our bylaws also permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions, regardless of whether Delaware law would permit indemnification. We plan to apply for liability insurance for our officers and directors.

Item 7.  Exemption from Registration Claimed

     Not applicable.

Item 8.  Exhibits

Exhibit Number    Exhibit
--------------    -------

 5.1              Opinion and Consent of Brobeck, Phleger & Harrison LLP.

10.59+            1999 Stock Incentive Plan.

10.60+            1999 Employee Stock Purchase Plan.

10.61+            1999 Stock Incentive Plan Form of Notice of Grant of Stock
                  Option.

10.62+            1999 Stock Incentive Plan Form of Stock Option Agreement.

99.1              Addendum to Stock Option Agreement.

99.2              Addendum to Stock Option Agreement -- LSAR.

99.3              Salary Investment Option Grant Election.

99.4              Notice of Grant Under Salary Investment Program.

99.5              Salary Investment Stock Option Agreement.

99.6              Stock Issuance Agreement.

99.7              Addendum to Stock Issuance Agreement.

99.8              Notice of Grant - Non-Employee Director - INITIAL Grant.

99.9              Notice of Grant - Non-Employee Director - ANNUAL Grant.

99.10             Automatic Stock Option Agreement.

99.11             Director Fee Election.

99.12             Notice of Grant of Non-Employee Director under Director Fee
                  Program.

99.13             Director Fee Stock Option Agreement.

23.1              Consent of Ernst & Young LLP, Independent Auditors.

23.2              Consent of Brobeck, Phleger & Harrison LLP is contained in
                  Exhibit 5.

24 Power of Attorney. Reference is made to page II-4 of this Registration Statement.



  + Incorporated by reference to Exhibits 10.59 through 10.62 previously filed with the Registrant's Registration Statement on Form S-1 (Registration No. 333-91665)

Item 9.  Undertakings

          A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by
Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses
(1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Sequenom, Inc. 1999 Stock Incentive Plan and 1999 Employee Stock Purchase Plan.

          B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of 1934 that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California on this 31st day of January, 2000.

                                       SEQUENOM, INC.


                                       By:  /s/ Hubert Koster
                                          --------------------------------------
                                          Hubert Koster
                                          President and Chief Executive Officer

                               POWER OF ATTORNEY
                               -----------------

          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Hubert Koster, President and Chief Executive Officer, and Stephen Zaniboni, Senior Vice President and Chief Financial Officer, and each of them, as such person's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes, may lawfully do or cause to be done by virtue thereof.

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated:

Signature                 Title                                     Date
---------                 -----                                     ----

  /s/ Hubert Koster       President, Chief Executive Officer  January 31, 2000
------------------------   and Director (principal executive
Hubert Koster              officer)



 /s/ Stephen Zaniboni     Senior Vice President and           January 31, 2000
------------------------   Chief Financial Officer
Stephen Zaniboni           (principal financial and
                           accounting officer

/s/ Helmut Schuhsler      Director                            January 31, 2000
------------------------
Helmut Schuhsler

 /s/ Ernst-Gunter Afting  Director                            January 31, 2000
------------------------
Ernst-Gunter Afting

 /s/ John Lucas           Director                            January 31, 2000
------------------------
John Lucas

 /s/ Peter Reinisch       Director                            January 31, 2000
------------------------
Peter Reinisch

                      SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C.   20549


                                   EXHIBITS

                                      TO

                                   FORM S-8

                                     UNDER

                            SECURITIES ACT OF 1933


                                SEQUENOM, INC.

                                 EXHIBIT INDEX

Exhibit Number    Exhibit
--------------    -------

 5.1              Opinion and Consent of Brobeck, Phleger & Harrison LLP.

10.59+            1999 Stock Incentive Plan.

10.60+            1999 Employee Stock Purchase Plan.

10.61+            1999 Stock Incentive Plan Form of Notice of Grant of Stock
                  Option.

10.62+            1999 Stock Incentive Plan Form of Stock Option Agreement.

99.1              Addendum to Stock Option Agreement.

99.2              Addendum to Stock Option Agreement -- Limited Stock
                  Appreciation Right.

99.3              Salary Investment Option Grant Election.

99.4              Notice of Grant Under Salary Investment Program.

99.5              Salary Investment Stock Option Agreement.

99.6              Stock Issuance Agreement.

99.7              Addendum to Stock Issuance Agreement.

99.8              Notice of Grant - Non-Employee Director - INITIAL Grant.

99.9              Notice of Grant - Non-Employee Director - ANNUAL Grant.

99.10             Automatic Stock Option Agreement.

99.11             Director Fee Election.

99.12             Notice of Grant of Non-Employee Director under Director Fee
                  Program.

99.13             Director Fee Stock Option Agreement.

23.1              Consent of Ernst & Young LLP, Independent Auditors.

23.2              Consent of Brobeck, Phleger & Harrison LLP is contained in
                  Exhibit 5.

24 Power of Attorney. Reference is made to page II-4 of this Registration Statement.


  + Incorporated by reference to Exhibits 10.59 through 10.62 previously filed with the Registrant's Registration Statement on Form S-1 (Registration No. 333-91665)